                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): January 11, 2002
                              (December 19, 2001)
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                             RAINWIRE PARTNERS, INC.


   Delaware                        0-23892                   57-0941152
---------------             --------------------       ---------------------
(State or other             (Commission File No.)      (IRS Employer ID No.)
jurisdiction of
incorporation)



   Monteith Commons, First Floor, 2931 Piedmont Road, N.E., Atlanta, GA 30305
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                    (Address of principal executive offices)



                                  404-842-1510
                                  -------------
              (Registrant's telephone number, including area code)



          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5.  OTHER EVENTS.

         On December 19, 2001, Rainwire Partners, Inc. ("Rainwire") and Oasis Group, Inc., a Georgia corporation ("Oasis") entered into an Amended and Restated Plan and Agreement to Exchange Stock. At the closing of the share exchange, Oasis shareholders as a group will receive 16,289,141 shares of Rainwire common stock, or approximately 94.25% ownership of Rainwire on a fully-diluted basis, in exchange for all of the shares of Oasis stock. As a result of the share exchange, Oasis will become a wholly-owned subsidiary of Rainwire.

         This transaction is subject to customary closing conditions, including the approval of Oasis' stockholders and the effectiveness of a Registration Statement on Form S-4 that the parties intend to file in connection with the transaction.

         The foregoing description is not a description of all material terms of the transaction. You should read the Agreement, which is attached as an exhibit to this report for a more complete understanding of the transaction.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of Business Acquired.
                  Not Applicable.

         (b)      Pro Forma Financial Information.
                  Not Applicable.

         (c)      Exhibit

                  1.1 Amended and Restated Plan and Agreement to Exchange Stock by and between Rainwire Partners, Inc. and Oasis Group, Inc., dated as of December 19, 2001.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                          RAINWIRE PARTNERS, INC.
                                                     (Registrant)


Dated:  January 11, 2002                  By  /s/ Lyne Marchessault
                                              --------------------------------
                                              Lyne Marchessault
                                              President